Exhibit 99.1

LTC Announces Operating Results for the Three Months Ended March 31, 2005

    MALIBU, Calif.--(BUSINESS WIRE)--May 6, 2005--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three months ended March 31, 2005 and announced that net income available to common stockholders for the first quarter was $17.2 million or $0.74 per diluted share. For the same period in 2004, net income available to common stockholders was $0.9 million or $0.05 per diluted share. In February 2005, the Company received $22.3 million in cash from CLC Healthcare, Inc. and Healthcare Holdings, Inc., its wholly-owned subsidiary, as payment in full of their note receivable to LTC. The Company stated that included in the 2005 results is the following effect of the note payoff: $3.7 million in rental income related to past due rents that were not accrued, $2.3 million of interest income related to past due interest that was not accrued, a $0.5 million reimbursement for certain expenses paid in prior years on behalf of CLC Healthcare, Inc., a bonus accrual of $1.0 million related to the realization of the value of the note and non-operating income of $6.2 million, net of $1.3 million of expenses associated with the realization of the value of the note. Included in the 2004 results was a charge of $4.0 million related to LTC's redemption of its 9.5% Series A and 9.0% Series B Preferred Stock, and a gain on sale of assets of $1.0 million. Revenues for the three months ended March 31, 2005, were $22.9 million including the $6.0 million of past due rental and interest income, versus $16.8 million for the same period last year.
    On April 18, 2005, the Company announced that it raised the common dividend from $0.30 to $0.33 per quarter and will begin paying its common dividend on a monthly basis beginning the second quarter of 2005.
    The Company has scheduled a conference call for May 9, 2005 at 9:00 a.m. Pacific time in order to comment on the Company's performance, acquisitions and operating results for the quarter ended March 31, 2005. The conference call is accessible by dialing 800-901-5213 passcode 46218914. The international number is 617-786-2962. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our Web site. An audio replay of the conference call will be available from 11:00 a.m. Pacific time on May 9, 2005 through May 30, 2005. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 79768531. Webcast replays will also be available on our Web site until May 23, 2005.
    At March 31, 2005, LTC had investments in 95 skilled nursing properties, 101 assisted living properties and two schools in 31 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company's Web site at www.ltcproperties.com.

    This press release includes statements that are not purely historical and are "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.


                         LTC PROPERTIES, INC.
                   CONSOLIDATED STATEMENTS OF INCOME
      (Unaudited, amounts in thousands, except per share amounts)


                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                       2005     2004
                                                     -------- --------
Revenues:
  Rental income                                      $15,872  $11,452
  Interest income from mortgage loans and notes
   receivable                                          2,682    2,138
  Interest income from REMIC Certificates              1,464    2,391
  Interest and other income                            2,853      865
                                                     -------- --------
          Total revenues                              22,871   16,846
                                                     -------- --------
Expenses:
  Interest expense                                     2,257    3,313
  Depreciation and amortization                        3,253    3,135
  Legal expenses                                          73       18
  Operating and other expenses                         1,915    1,251
                                                     -------- --------
          Total expenses                               7,498    7,717
                                                     -------- --------
Income before non-operating income and minority
 interest                                             15,373    9,129
Non-operating income                                   6,217       --
Minority interest                                        (86)    (283)
                                                     -------- --------
Income from continuing operations                     21,504    8,846
Discontinued operations:
  Income from discontinued operations                     --       80
  Gain on sale of assets, net                             --      975
                                                     -------- --------
Net income from discontinued operations                   --    1,055
                                                     -------- --------
Net income                                            21,504    9,901
Preferred stock redemption charge                         --   (4,029)
Preferred stock dividends                             (4,347)  (4,946)
                                                     -------- --------
Net income available to common stockholders          $17,157     $926
                                                     ======== ========

Net Income (Loss) per Common Share from Continuing
 Operations net of Preferred Stock Dividends:
  Basic                                                $0.80   $(0.01)
                                                     ======== ========
  Diluted                                              $0.74   $(0.01)
                                                     ======== ========
Net Income per Common Share from Discontinued
 Operations:
  Basic                                                   --    $0.06
                                                     ======== ========
  Diluted                                                 --    $0.06
                                                     ======== ========
Net Income per Common Share Available to Common
 Stockholders:
  Basic                                                $0.80    $0.05
                                                     ======== ========
  Diluted                                              $0.74    $0.05
                                                     ======== ========

Basic weighted average shares outstanding             21,491   17,986
                                                     ======== ========

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.


Reconciliation of Funds From Operations ("FFO")

FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):


                                                       Three Months
                                                       Ended March 31,
                                                      ----------------
                                                        2005    2004
                                                      -------- -------

Net income available to common stockholders           $17,157    $926
Add: Real estate depreciation                           3,253   3,179
Add: Impairment charge                                     --      --
Less (gain)/add loss on sale of  assets, net               --    (975)
                                                      -------- -------
FFO available to common stockholders                  $20,410  $3,130
                                                      ======== =======

Add: Preferred stock redemption charge                     --   4,029
                                                      -------- -------
FFO excluding preferred stock redemption charge       $20,410  $7,159
                                                      ======== =======

Basic FFO available to common stockholders per share    $0.95   $0.17
                                                      ======== =======
Diluted FFO available to common stockholders per
 share                                                  $0.88   $0.17
                                                      ======== =======

Basic FFO excluding preferred stock redemption charge
 per share                                              $0.95   $0.40
                                                      ======== =======
Diluted FFO excluding preferred stock redemption
 charge per share                                       $0.88   $0.37
                                                      ======== =======


                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                                    March     December
                                                   31, 2005   31, 2004
                                                   --------- ---------
ASSETS
Real Estate Investments:
  Buildings and improvements, net of accumulated
   depreciation and
     amortization:   2005 - $86,537;
     2004 - $83,369                                $358,193  $359,347
  Land                                               26,905    26,401
  Mortgage loans receivable, net of allowance for
   doubtful accounts:
   2005 and 2004 - $1,280                            101,639    90,878
   REMIC Certificates                                 40,796    44,053
                                                   --------- ---------
     Real estate investments, net                   527,533   520,679
Other Assets:
  Cash and cash equivalents                          12,819     4,315
  Debt issue costs, net                               1,197     1,348
  Interest receivable                                 2,949     3,161
  Prepaid expenses and other assets                   4,218     4,451
  Notes receivable                                    3,396    13,926
                                                   --------- ---------
     Total Assets                                  $552,112  $547,880
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage loans payable                               70,905    71,286
Bonds payable and capital lease obligations          13,503    13,967
Senior mortgage participation payable                15,187    15,407
Accrued interest                                        650       649
Accrued expenses and other liabilities                3,591     3,040
Distributions payable                                 3,528     3,618
                                                   --------- ---------
     Total Liabilities                              107,364   107,967

Minority interest                                     3,518     3,706
Stockholders' equity:
Preferred stock $0.01 par value: 15,000 shares
 authorized; shares issued and outstanding:
 2005 - 9,032; 2004 - 9,201                         214,312   218,532
Common stock: $0.01 par value; 45,000 shares
 authorized; shares issued and outstanding:
 2005 - 21,606; 2004 - 21,374                           216       214
Capital in excess of par value                      295,056   292,740
Cumulative net income                               332,840   311,336
Other                                                (1,649)    2,070
Cumulative distributions                           (399,545) (388,685)
                                                   --------- ---------
     Total Stockholders' Equity                     441,230   436,207
                                                   --------- ---------
     Total Liabilities and Stockholders' Equity    $552,112  $547,880
                                                   ========= =========

    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis or Wendy L. Simpson, 805-981-8655